UNITED STATES

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Fisher Communications, Inc.

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Leading Proxy Advisory Services ISS and Glass-Lewis Urge the Rejection of All FrontFour Candidates and Recommend Shareholders Elect Fisher’s Highly Qualified Nominees

SEATTLE, WA – May 2, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today announced that leading proxy advisory services Institutional Shareholder Services (“ISS”) and Glass-Lewis & Co. (“Glass Lewis”) have recommended that the Company’s shareholders vote in favor of Fisher’s nominees in connection with its annual meeting on May 11 in Seattle, WA.

In making its recommendation, ISS concluded the following: “The company’s progress on its strategic plan—including not just strengthening broadcast competitiveness to give it additional pricing power, but expanding into adjacencies through its internet strategy, improving revenue mix, controlling cost and driving continual improvement in leading metrics—strongly suggests that the incumbent board, rather than the dissidents, has a better strategy for delivering shareholder value … Because the dissidents have not demonstrated a compelling case that change at the board level is needed, we recommend shareholders vote on the WHITE management card FOR the management nominees.”

In addition, ISS called into question the trustworthiness of FrontFour’s arguments: “More disturbing, in the context of this proxy contest, is the Jesuitical equivocation from FrontFour that David Lorber—a FrontFour co-founder and current director of FSCI who also voted to reject declassification in the December board meeting—was somehow less culpable because he opted not to vote his conscience. FrontFour has asserted in letters to shareholders that Lorber “only reluctantly agreed to vote along with his fellow board members” when it became clear they would not support declassification. This may be the world’s most tortured definition of “director independence”—casting one’s vote in the way that will solidify one’s place in the pack, rather than in the way one has represented to other shareholders—particularly by sponsoring the proposal in the first place—one will act.”

Glass-Lewis concluded the following: “In full consideration of the presented arguments, we find little cause to support the Dissident’s solicitation. [FrontFour’s] financial arguments are largely absolute, failing to provide relative measures by which shareholders can fully and fairly assess Fisher’s purportedly lamentable performance. By contrast, our analyses of Fisher’s performance since the appointment of Ms. Brown suggest the Company has generally weathered a broader market downturn in more favorable condition than certain of its broadcasting peers.”

Further, Glass-Lewis commented, “Perhaps more importantly, we do not find the concerns associated with the incumbent board so substantial as to warrant electing additional FrontFour representatives or their affiliates. To the contrary, we are concerned the election of the Dissident nominees, none of which has any relevant broadcasting experience, may, in fact, be counterproductive with respect to the Company’s long-term financial and operational health. We believe shareholders would be best served allowing the current board and management to continue implementing the existing strategic plan, including pursuing strategic alternatives with respect to the Company’s Fisher Plaza asset … Accordingly, we recommend shareholders FOR nominees Cassara, Hawley, Ogden and Wortsman on management’s WHITE proxy card.”

Paul Bible, Chair of the Company’s Nominating and Corporate Governance Committee, commented, “We are pleased that these respected proxy advisors have recognized FrontFour’s failure to provide any meaningful plan to create value for Fisher shareholders, as well as its inconsistent positions. All Fisher shareholders should follow the advisors’ recommendations and vote the WHITE card, and only the WHITE card, to elect four highly qualified Board nominees who have the experience and background necessary to create and grow shareholder value.”

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher owns or operates 13 full power television stations and 7 low power television stations which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and 10 radio stations targeting a full range of audience demographics. Fisher Interactive Network, its online division, produces more than 125 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company also owns and operates Fisher Plaza, a 300,000 square foot media, telecommunications, and data center facility located near downtown Seattle. The Company is headquartered in Seattle, WA. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we filed with the SEC on March 8, 2011.

Media Contact:

Sard Verbinnen & Co

Paul Kranhold / Ron Low / David Isaacs

(415) 618-8750

Investor Contacts:

Fisher Communications, Inc.

Hassan Natha

Vice President and Chief Financial Officer

(206) 404-6738

Georgeson

Donna M. Ackerly

Senior Managing Director – Corporate Proxy

(212) 440-9837